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                                                                     EXHIBIT 5.1




                        GOODMAN WEISS MILLER FREEDMAN
                         100 Erieview Plaza, 27th Floor
                          Cleveland, Ohio  44114-1824
                           Telephone:  (216) 696-3366
                          Telecopier:  (216) 363-5835


                               October 27, 1994




Board of Directors
Telxon Corporation
3330 West Market Street
Akron, Ohio  44333

Re: Registration Statement on Form S-8 of Common Stock Issuable Pursuant to 1992 Restricted Stock Plan (including Reoffer Prospectus for Officers holding Restricted Securities awarded thereunder)

Gentlemen:

         We are rendering this opinion in connection with the registration by Telxon Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, of the 250,000 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable pursuant to the Company's 1992 Restricted Stock Plan, as amended (the "Plan"). At various times prior to the date hereof, awards aggregating 225,000 Shares have been made under the Plan, subject to certain vesting conditions and transferability restrictions (together, the "Restrictions"), to ten of the Company's officers (collectively, the "Selling Stockholders"). In accordance with General Instruction C to Form S-8, the Registration Statement will include a reoffer prospectus, prepared in accordance with the requirements of Part I of Form S-3, relating to the Shares heretofore awarded to the Selling Stockholders (the "Reoffer Prospectus"), which Shares meet the definition of "restricted securities" in Rule 144(a)(3).

         We have prepared the Registration Statement on behalf of the Company in our capacity as its general counsel. In connection therewith, we have examined and/or relied upon:
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Board of Directors
Telxon Corporation
October 27, 1994
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                 (a)      The Plan;

                 (b) The Restricted Stock Award Agreements which have been made by the Company with the Selling Stockholders with respect to the Shares awarded to them, which agreements set forth the Restrictions applicable thereto and the respective purchase prices and other terms and conditions of such awards, and confirmation from the Company as to the payment of the applicable purchase prices thereunder;

                 (c) The written explanatory information, of the type and scope required by Part I of Form S-8 to be provided to employees offered securities pursuant to an employee benefit plan such as the Plan, which has been provided to the Selling Stockholders, which information we understand the Company intends to provide, in substantially similar form and content, to each employee to whom Shares may be awarded under the Plan in the future;

                 (d) The Registration Statement, including the Reoffer Prospectus; and

                 (e) The Restated Certificate of Incorporation and Amended and Restated By-Laws, as further amended, of the Company (together, the "Charter Documents") and the other exhibits to the Registration Statement.

In addition, we have reviewed such other documents and have made such inquiries of officers and directors of the Company and other persons as we have deemed necessary to enable us to express the opinion hereinbelow set forth.

         Based on and subject to the foregoing, we are of the opinion that the Shares awarded to the Selling Stockholders are, and (i) subject to (1) the effectiveness of the Registration Statement, (2) compliance with the document delivery and updating requirements of Part I of Form S-8 and of Rule 428(b) promulgated under the Act and with applicable state securities laws and (3) payment of such purchase price as is required to be paid with respect to such future awards and (ii) provided that the Charter Documents and all applicable laws, rules and regulations then in effect are the same as such Charter Documents, laws, rules and regulations as are in effect as of the date hereof, any Shares hereafter awarded under and in accordance with the Plan will be, legally issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware under which the Company is incorporated, subject in all cases to the vesting conditions and transferability restrictions applicable thereto under the terms of the Plan or imposed in accordance herewith.

         We hereby consent to the filing of a copy of this opinion as an Exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Reoffer Prospectus or any amendment or
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Board of Directors
Telxon Corporation
October 27, 1994
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supplement thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                             Very truly yours,



                             /s/ Goodman Weiss Miller Freedman

                             GOODMAN WEISS MILLER FREEDMAN